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                                                                    EXHIBIT 4(a)

                            GENOME THERAPEUTICS CORP.

                        RESTRICTED STOCK AWARD AGREEMENT


         Pursuant to this Restricted Stock Award Agreement between the undersigned and Genome Therapeutics Corp. (the "Company"), the undersigned is advised that the Board of Directors of the Company (the "Board") has voted to award the undersigned [INSERT NUMBER] shares of common stock of the Company, $.10 par value ("Stock"), subject to the restrictions and conditions set forth below. The date of this Award, set forth above, is hereinafter referred to as the "date of grant". Please note that in order for this Agreement to be valid, the undersigned must execute two copies and forward one copy to Joseph A. Pane, Vice President, Human Resources, at Genome Therapeutics Corp., 100 Beaver Street, Waltham, Massachusetts 02154, not later than [30 DAYS AFTER DATE OF THE AWARD].

         In consideration of the Company's transferring to the undersigned the shares of Stock provided for herein, the undersigned hereby agrees with the Company as follows:

         1. The shares of Stock issued by the undersigned hereunder pursuant to this Restricted Stock Award Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below.

         2. In the event the undersigned ceases to be employed by the Company for any reason other than death or disability (as hereinafter defined), the Stock issued hereunder, less any shares that have previously vested, shall be immediately forfeited to the Company. In the event the undersigned involuntarily ceases to be employed by the Company for any reason other than for cause, the Company, at its discretion, may distribute all of the unvested Stock issued hereunder. The undersigned shall deliver to the Company one or more stock powers, endorsed in blank, with respect to shares of Stock under this award that have not yet vested. For purposes of this Agreement, "disability" shall mean the inability of the undersigned to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Board or one of its committees on the basis of appropriate medical evidence and that results in the termination of employment of the undersigned; provided, that if the undersigned has entered into an employment agreement with the Company, the term of which has not expired at the time a determination concerning disability hereunder is to be made, disability for purposes of this Agreement shall have



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                  the meaning, if any, attributed to "permanent disability" in such employment agreement.

         3. The shares of Stock issued hereunder shall vest in accordance with the provisions of this Paragraph 3, as follows:

         as to 50% of the shares on August 31, 2000, and as to the remaining 50% of the shares on August 31, 2001.

provided in each case that the undersigned is then, and since the date of grant has continuously been, employed by the Company. In the event of a Change of Control of the Company, all shares of Stock issued hereunder that have not previously been forfeited shall immediately vest, provided that the undersigned remains employed by the Company at least 120 days following such Change of Control. For purposes of the Agreement, "Change of Control" shall mean (i) the acquisition of 35% or more of the outstanding common stock of the Company by a person, group, or entity; (ii) a merger or other business combination in which the Company is not the surviving corporation; or (iii) diminution of employment status in either responsibility or compensation as a direct result of a Change in Control.

         4. Unvested shares shall be represented by certificates, which shall be held by the Company, containing the following legend:

         THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND GENOME THERAPEUTICS CORP. COPIES OF SUCH AGREEMENT ARE ON FILE IN THE OFFICES OF GENOME THERAPEUTICS CORP.

As soon as practicable following the vesting of any such shares the Company shall cause a new certificate or certificates covering such shares, without the aforesaid legend, to be issued and delivered to the undersigned, subject to the payment by the undersigned by cash or other means acceptable to the Company of any withholding taxes due in connection with such vesting.

         5. The undersigned shall be entitled to any and all dividends or other distributions paid with respect to all shares of Stock issued hereunder which have not been forfeited or otherwise disposed of and shall be entitled to vote any such shares; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the "associated share") issued hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or



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                  otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Restricted Stock Award Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited to the Company if and when the associated share is so forfeited.

         6. The undersigned understands that once a certificate has been delivered to the undersigned in respect of shares of Stock issued hereunder which have vested, the undersigned will be free to sell the shares of Stock evidenced by such certificate, subject to applicable requirements of federal and state securities laws.

         7. The undersigned expressly acknowledges that the award or vesting of the shares of Stock issued hereunder will give rise to "wages" subject to withholding. The undersigned expressly acknowledges and agrees that his [HER] rights hereunder are subject to his [HER] paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Board or one of its committees so determines, by the delivery of previously issued Stock or shares of Stock issued hereunder) all taxes required to be withheld in connection with such award or vesting.

         IN WITNESS WHEREOF, each of the Company and the undersigned hereby executes this agreement as of the date first written above.

GENOME THERAPEUTICS CORP.



By:                                          _______________________________
Title:                                       Name:



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                            GENOME THERAPEUTICS CORP.

                        RESTRICTED STOCK AWARD AGREEMENT


         Pursuant to this Restricted Stock Award Agreement between the undersigned and Genome Therapeutics Corp. (the "Company"), the undersigned is advised that the Board of Directors of the Company (the "Board") has voted to award the undersigned [INSERT NUMBER] shares of common stock of the Company, $.10 par value ("Stock"), subject to the restrictions and conditions set forth below. The date of this Award, set forth above, is hereinafter referred to as the "date of grant". Please note that in order for this Agreement to be valid, the undersigned must execute two copies and forward one copy to Joseph A. Pane, Vice President, Human Resources, at Genome Therapeutics Corp., 100 Beaver Street, Waltham, Massachusetts 02154, not later than [INSERT DATE; 30 DAYS AFTER DATE OF THE AWARD].

         In consideration of the Company's transferring to the undersigned the shares of Stock provided for herein, the undersigned hereby agrees with the Company as follows:

1. The shares of Stock issued by the undersigned hereunder pursuant to this Restricted Stock Award Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below.

2. In the event the undersigned ceases to be employed by the Company for any reason other than death or disability (as hereinafter defined), the shares of Stock issued hereunder, less any shares that have previously vested, shall be immediately forfeited to the Company. The undersigned shall deliver to the Company one or more stock powers, endorsed in blank, with respect to shares of Stock under this award that have not yet vested. For purposes of this Agreement, "disability" shall mean the inability of the undersigned to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Board or one of its committees on the basis of appropriate medical evidence and that results in the termination of employment of the undersigned; provided, that if the undersigned has entered into an employment agreement with the Company, the term of which has not expired at the time a determination concerning disability hereunder is to be made, disability for purposes of this Agreement shall have the meaning, if any, attributed to "permanent disability" in such employment agreement.

3. The shares of Stock issued hereunder shall vest on August 31, 2001, provided that the undersigned is then, and since the date of grant has continuously been, employed by the Company.


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4.       Unvested shares shall be represented by certificates, which shall be held by the Company, containing the following legend:

         THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND GENOME THERAPEUTICS CORP. COPIES OF SUCH AGREEMENT ARE ON FILE IN THE OFFICES OF GENOME THERAPEUTICS CORP.

As soon as practicable following the vesting of any such shares the Company shall cause a new certificate or certificates covering such shares, without the aforesaid legend, to be issued and delivered to the undersigned, subject to the payment by the undersigned by cash or other means acceptable to the Company of any withholding taxes due in connection with such vesting.

5. The undersigned shall be entitled to any and all dividends or other distributions paid with respect to all shares of Stock issued hereunder which have not been forfeited or otherwise disposed of and shall be entitled to vote any such shares; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the "associated share") issued hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Restricted Stock Award Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited to the Company if and when the associated share is so forfeited.

6. The undersigned understands that once a certificate has been delivered to the undersigned in respect of shares of Stock issued hereunder which have vested, the undersigned will be free to sell the shares of Stock evidenced by such certificate, subject to applicable requirements of federal and state securities laws.

7. The undersigned expressly acknowledges that the award or vesting of the shares of Stock issued hereunder will give rise to "wages" subject to withholding. The undersigned expressly acknowledges and agrees that his [HER] rights hereunder are subject to his [HER] paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Board or one of its committees so determines, by the delivery of previously issued



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         Stock or shares of Stock issued hereunder) all taxes required to be withheld in connection with such award or vesting.

         IN WITNESS WHEREOF, each of the Company and the undersigned hereby executes this agreement as of the date first written above.

GENOME THERAPEUTICS CORP.



By:                                          _______________________________
Title:                                       Name: